Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-207105 on Form S-8 and No. 333-207106 on Form S-3 of our report dated March 16, 2017, relating to the financial statements and financial statement schedules of AgroFresh Solutions, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of AgroFresh Solutions, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 16, 2017